As filed with the Securities and Exchange Commission on
May 20, 1999                       Registration No. 333-


         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                           __________

                             FORM S-8

                        REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                            __________

                   NORFOLK SOUTHERN CORPORATION
        (Exact name of issuer as specified in its charter)

            Virginia                              52-1188014
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

     Three Commercial Place                       23510-2191
        Norfolk, Virginia                         (Zip Code)
(Address of Principal Executive Offices)


                  NORFOLK SOUTHERN CORPORATION
                    LONG-TERM ICENTIVE PLAN
                     (Full title of the plan)

                     J. GARY LANE, Esquire
                 Senior Vice President - Law
                  Norfolk Southern Corporation
                     Three Commercial Place
                  Norfolk, Virginia 23510-2191
            (Name and address of agent for service)

 Telephone number, including area code, of agent for service:
                         (757) 629-2818

                           __________

                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________
                        Proposed     Proposed
Title of                maximum      maximum          Amount
securities  Amount      offering     aggregate        of regis-
to be       to be       price        offering         tration
registered  registered  per share*   price*           fee
_________________________________________________________________
Norfolk     5,000,000   $16.375   $81,875,000       $20,468.75
Southern
Corporation
Common Stock,
$1.00 par value
_________________________________________________________________
*Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h), based upon a price of $16.375 per share for 5,000,000 of Common Stock issued under the Norfolk Southern Corporation Long-Term Incentive Plan, such price being the average of the high and low prices of the Common Stock reported in the consolidated reporting system on January 23, 2001, a date within five business days prior to the date of filing this Registration Statement.

NOTE: Pursuant to Rule 429, the Prospectus which relates to this Registration Statement contains all of the information which would currently be required in a prospectus relating to the securities covered by Registration Statement No. 333-__________.


        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                         EXPLANATORY NOTE


This Registration Statement is solely for the registration of additional Norfolk Southern Corporation Common Stock for issuance under the Norfolk Southern Corporation Long-Term Incentive Plan ("Plan"). Therefore, pursuant to General Instruction E to
Form S-8, the contentsof the earlier registration statement relating to the plan (File No. 33-61317), including all post-effective amendments thereto, are incorporated by reference into this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

     An opinion has been rendered to the Corporation by Joseph C. Dimino, Esquire, General Counsel - Corporate, of the Corporation, stating that any shares of Common Stock when issued and delivered for the purposes described in the Plan will be duly authorized, legally issued and fully paid and nonassessable. As of December 31, 2000, Mr. Dimino was the beneficial owner, either directly or indirectly, of approximately 10,624 shares of Common Stock. Also, as of December 31, 2000, Mr. Dimino held unexercised Options awarded under the Plan to purchase
58,500 shares of Common Stock and 10,000 Performance Share Units. On January 23, 2001, Mr. Dimino was awarded under the Plan additional Options to purchase 20,000 shares of Common
Stock and 5,000 Performance Share Units, effective January 29,
2001.

Item 8.   Exhibits.

Exhibit Number                Description

     4                   Instruments defining the rights of
                         security holders, including
                         indentures.

                         (b)  Copy of the Bylaws of Norfolk Southern
                              Corporation, as last amended
                              November 28, 2000.

     5                   Opinion of Joseph C. Dimino, Esquire,
                         regarding the legality of the securities being registered.

    23                   Consents of Independent Auditors; Counsel:

                         (a)  Consent of KPMG LLP
                         (b)  Consent of KPMG LLP and Ernst & Young LLP
                         (c)  Consent of ricewaterhouseCoopers LLP
                         (d)  Consent of Joseph C. Dimino, Esquire,
                              is contained in his opinion filed as
                              Exhibit 5 to the Registration Statement

                        SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, and Commonwealth of Virginia, on this 23rd day of January, 2001.

                                 NORFOLK SOUTHERN CORPORATION



                                  By: /s/ David R. Goode
                                      David R. Goode
                                      (Chairman, President and Chief
                                       Executive Officer)


                         POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes
J. Gary Lane and Henry C. Wolf, and each and any of them, as attorneys-in-fact and agents with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 23rd day of January, 2001, by the following persons in the capacities indicated.

     Signature                          Title

                                   Chairman, President and
                                   Chief Executive Officer and
/s/ David R. Goode		               Director (Principal
     (David R. Goode)              Executive Officer)

                                   Vice Chairman and
                                   Chief Financial Officer
/s/ Henry C. Wolf                 (Principal Financial Officer)
     (Henry C. Wolf)

                                   Senior Vice President and
                                   Controller (Principal
/s/ John P. Rathbone                (Accounting Officer)
     (John P. Rathbone)



/s/ Gerald L. Baliles
     (Gerald L. Baliles)           Director



/s/ Carroll A. Campbell, Jr.
     (Carroll A. Campbell, Jr.)    Director



/s/ Gene R. Carter
     (Gene R. Carter)              Director



/s/ A. Correll
     (Alston D. Correll)           Director




     (Landon Hilliard)             Director



/s/ Steven F. Leer
     (Steven F. Leer)              Director



/s/ Jane Margaret O'Brien
     (Jane Margaret O'Brien)       Director



/s/ Harold W. Pote
     (Harold W. Pote)              Director

                        INDEX TO EXHIBITS

Exhibit Number             Description

     4 Instruments defining the rights of security holders, including indentures.

                      (b)  Copy of the Bylaws of Norfolk Southern
                           Corporation, as last amended November 28, 2000.

     5                Opinion of Joseph C. Dimino, Esquire,
                      regarding the legality of the securities being registered.

    23                Consents of Independent Auditors; Counsel:

                      (a)  Consent of KPMG LLP
                      (b)  Consent of KPMG LLP and Ernst & Young LLP
                      (c)  Consent of ricewaterhouseCoopers LLP
                      (d) Consent of Joseph C. Dimino, Esquire, is contained in his opinion filed as Exhibit 5 to the Registration statement